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                                                                    Exhibit 10.2

      WARNING: NO REPRESENTATION IS MADE THAT THIS FORM OF CONTRACT FOR THE
       SALE AND PURCHASE OF REAL ESTATE COMPLIES WITH SECTION 5-702 OF THE
                  GENERAL OBLIGATIONS LAW ("PLAIN LANGUAGE").

                                CONTRACT OF SALE
          THIS IS A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD,
  WE RECOMMEND ALL PARTIES TO THE CONTRACT CONSULT AN ATTORNEY BEFORE SIGNING.

NOTE: FIRE AND CASUALTY LOSSES AND CONDEMNATION
This contract form does not provide for what happens in the event of fire, or other casualty loss or condemnation before the title closing. Unless different provision is made in this contract, Section 5-1311 of the General Obligations Law will apply. One part of that law makes a Purchaser responsible for fire and casualty loss upon taking possession of the Premises before the title closing.

Contract of Sale made as of April ____ 2004 BETWEEN

WELCOME WAGON INTERNATIONAL, INC.

ADDRESS: 115 SOUTH SERVICE ROAD, WESTBURY, NEW YORK

SOCIAL SECURITY NUMBER/FED. I. D. NO(S): HEREINAFTER CALLED "SELLER" AND

-----------------------------              -------------------------

115 SOUTH SERVICE ROAD, LLC

ADDRESS: 760 JERICHO TURNPIKE, WOODBURY, NEW YORK

SOCIAL SECURITY NUMBER/FED. I. D. NO(S): HEREINAFTER CALLED "PURCHASER."

-----------------------------              --------------------------

The parties hereby agree as follows:

1. PREMISES. Seller shall sell and convey and Purchaser shall purchase the property, together with all buildings and improvements thereon (collectively the "Premises"), more fully described on a separate page marked "Schedule A," annexed hereto and made a part hereof and also known as:

STREET ADDRESS: 115 South Service Road, Westbury, New York

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TAX MAP DESIGNATION: 0017; 00016; 00025

      Together with Seller's ownership and rights, if any, to land lying in the bed of any street or highway, opened or proposed, adjoining the Premises to the center line thereof, including any right of Seller to any unpaid award by reason of any taking by condemnation and/or for any damage to the Premises by reason of change of grade of any street or highway. Seller shall deliver at no additional cost to Purchaser, at Closing (as hereinafter defined), or thereafter, on demand, any documents that Purchaser may reasonably require for the conveyance of such title and the assignment and collection of such award or damages.

      2. PERSONAL PROPERTY. This sale also includes all fixtures and articles of personal property now attached or appurtenant to the Premises, unless specifically excluded below. Seller represents and warrants that at Closing they will be paid for and owned by Seller, free and clear of all liens and encumbrances, except any existing mortgage to which this sale may be subject. They include, but are not limited to:

      ALL AS PRESENTLY EXIST, ALL AS IS

      EXCLUDED FROM THIS SALE ARE: FURNITURE AND FIXTURES BELONGING TO THE SELLER HEREIN




      3. PURCHASE PRICE. The purchase price is                  $6,500,000.00
      payable as follows:

      (a) on the signing of this contract, by Purchaser's check payable to the Escrowee (as hereinafter defined), subject to collection, the receipt of which is hereby acknowledged, to be held in escrow pursuant to paragraph 6
      of this contract (the "Downpayment"):                     $  325,000.00

      (b) balance at Closing in accordance with paragraph 7:    $6,175,000.00

      4. DOWNPAYMENT IN ESCROW.

            (a) Seller's attorney ("Escrowee") shall hold the Downpayment for Seller's account in escrow in a

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      segregated bank account at Bank of Smithtown, Mayfair Shopping Center,
      Commack, New York until Closing or sooner termination of this contract and shall pay over or apply the Downpayment in accordance with the terms of this paragraph. Escrowee shall not hold the Downpayment in an interest-bearing account for the benefit of the parties. The Downpayment shall be placed in an IOLA account or as otherwise permitted or required by law. The Social Security or Federal Identification numbers of the parties shall be furnished to Escrowee upon request. At Closing, the Downpayment shall be paid by Escrowee to Seller. If for any reason Closing does not occur and either party gives Notice (as defined in paragraph 27) to Escrowee demanding payment of the Downpayment, Escrowee shall give prompt Notice to the other party of such demand. If Escrowee does not receive Notice of objection from such other party to the proposed payment within 10 business days after the giving of such Notice, Escrowee is hereby authorized and directed to make such payment. If Escrowee does receive such Notice of objection within such 10 day period or if for any other reason Escrowee in good faith shall elect not to make such payment, Escrowee shall continue to hold such amount until otherwise directed by Notice from the parties to this contract or a final, nonappealable judgment, order or decree of a court. However, Escrowee shall have the right at any time to deposit the Downpayment and the interest thereon, if any, with the clerk of a court in the county in which the Premises are located and shall give Notice of such deposit to Seller and Purchaser. Upon such deposit or other disbursement in accordance with the terms of this paragraph, Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder.

            (b) The parties acknowledge that, although Escrowee is holding the Downpayment for Seller's account, for all other purposes Escrowee is acting solely as a stakeholder at their request and for their convenience and that Escrowee shall not be liable to either party for any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this contract or involving gross negligence on the part of Escrowee. Seller and Purchaser jointly and severally agree to defend, indemnify and hold Escrowee harmless from and against all costs, claims and expenses (including reasonable attorneys' fees) incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith or in willful disregard of this contract or involving gross negligence on the part of Escrowee.

            (c) Escrowee may act or refrain from acting in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by it (including any member of its firm) and shall be fully protected in so acting or refraining from acting upon the advice of such counsel.

            (d) Escrowee acknowledges receipt of the Downpayment by check subject to collection and Escrowee's agreement to the provisions of this paragraph by signing in the place indicated on the signature page of this contract.

            (e) Escrowee or any member of its firm shall be permitted to act as counsel for Seller in any dispute as to the disbursement of the Downpayment or any other dispute between the parties whether or not Escrowee is in possession of the Downpayment and continues to act as Escrowee.

            (f) In the event Escrowee shall be required to hold any escrow subsequent to closing and any dispute arises concerning the release of such escrow, Escrowee shall be free to release such escrow to Seller unless a Summons and Complaint concerning disposition of such escrow are served within thirty (30) days of the date of Purchaser's possession of the premises.

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      5. ACCEPTABLE FUNDS. All money payable under this contract, unless otherwise specified, shall be paid by:

            (a) Cash, but not over $1,000.00;

            (b) Good certified check of Purchaser drawn on or official check issued by any bank, savings bank, trust company or savings and loan association having a banking office in the State of New York, unendorsed and payable to the order of Seller, or as Seller may otherwise direct upon not less than 3 business days notice (by telephone or otherwise) to Purchaser;

            (c) As to money other than the purchase price payable to Seller at Closing, uncertified check of Purchaser up to the amount of $500.00; and

            (d) As otherwise agreed to in writing by Seller or Seller's attorney.

      6. PERMITTED EXCEPTIONS. The Premises are sold and shall be conveyed subject to:

            (a) Zoning and subdivision laws and regulations, and landmark, historic or wetlands designation, provided that they are not violated by the existing buildings and improvements erected on the property or their use;

            (b) Consents for the erection of any structures on, under or above any streets on which the Premises abut;

            (c) Encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway;

            (d) Real estate taxes that are a lien, but are not yet due and payable; and

            (e) Such a state of facts as an accurate survey may show, provided same does not render title unmarketable;

            (f) Covenants, utility easements, restrictions and agreements of record, if any, provided same are not violated by existing structures or the use thereof. The violations of any covenants or restriction shall not be deemed an objection to title provided the title company insuring title shall agree to insure that such improvements may remain in their present location as long as same shall stand.

      7. GOVERNMENTAL VIOLATIONS AND ORDERS. Subject to paragraph "18" below, and not in contravention thereof, Seller shall comply with all notes or notices of violations of law or municipal ordinances, orders or requirements noted or issued as of the date hereof by any governmental department having authority as to lands, housing, buildings, fire, health, environmental and labor conditions affecting the Premises. Subject to paragraph "18" below, and not in contravention thereof, The Premises shall be conveyed free of them at Closing. Seller shall furnish Purchaser with any authorizations necessary to make the searches that could disclose these matters.

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      8. SELLER'S REPRESENTATIONS.

            (a) Seller represents and warrants to Purchaser that:

                  (i) The Premises abut or have a right of access to a public road;

                  (ii) Seller is the sole owner of the Premises and has the full right, power and authority to sell, convey and transfer the same in accordance with the terms of this contract;

                  (iii) Seller is not a "foreign person," as that term is defined for purposes of the Foreign Investment in Real Property Tax Act, Internal Revenue Code ("IRC") Section 1445, as amended, and the regulations promulgated thereunder (collectively "FIRPTA");

                  (iv) The Premises are not affected by any exemptions or abatements of taxes, except ________NONE________________; and

            (b) Seller covenants and warrants that all of the representations and warranties set forth in this contract shall be true and correct at Closing.

            (c) Except as otherwise expressly set forth in this contract, none of Seller's covenants, representations, warranties or other obligations contained in this contract shall survive Closing.

            (d) Seller represents that there is a Certificate of Occupancy and/or Compliance for all improvements on the premises as currently exist.

      9. CONDITION OF PROPERTY. Purchaser acknowledges and represents that Purchaser is fully aware of the physical condition and state of repair of the Premises and of all other property included in this sale, based on Purchaser's own inspection and investigation thereof, and that Purchaser is entering into this contract based solely upon such inspection and investigation and not upon any information, data, statements or representations, written or oral, as to the physical condition, state of repair, use, cost of operation or any other matter related to the Premises or the other property included in the sale, given or made by Seller or its representatives, and shall accept the same "as is" in their present condition and state of repair, subject to reasonable use, wear, tear and natural deterioration between the date hereof and the date of closing, without any reduction in the purchase price or claim of any kind for any change in such condition by reason thereof subsequent to the date of this contract. Purchaser and its authorized representatives shall have the right, at reasonable times and upon reasonable notice (by telephone or otherwise) to Seller, to inspect the Premises before Closing.

      10. INSURABLE TITLE. Seller shall give and Purchaser shall accept such title as a licensed title insurance company as described in paragraph 23 shall be willing to approve and insure in accordance with its standard form of title policy approved by the New York State Insurance Department, subject only to the matters provided for in this contract.

      11. CLOSING, DEED AND TITLE.

            (a) "Closing" means the settlement of the obligations of Seller and Purchaser to each other under this

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      contract, including the payment of the purchase price to Seller, and the delivery to Purchaser of a Bargain & Sale Deed without Covenants in proper statutory short form for recording, duly executed and acknowledged, so as to convey to Purchaser fee simple title to the Premises, free of all encumbrances, except as otherwise herein stated. The deed shall contain a covenant by Seller as required by Subd. 5 of Section 13 of the Lien Law.

            (b) If Seller is a corporation, it shall deliver to Purchaser at the time of Closing (i) a resolution of its Board of Directors authorizing the sale and delivery of the deed, and (ii) a certificate by the Secretary or Assistant Secretary of the corporation certifying such resolution and setting forth facts showing that the transfer is in conformity with the requirements of Section 909 of the Business Corporation Law. The deed in such case shall contain a recital sufficient to establish compliance with that Section.

      12. CLOSING DATE AND PLACE. Subject to an extension of Closing pursuant to paragraph "18" below, Closing shall take place on or before such date which is sixty (60) days from the date of the last signature to this Contract, at 10:00 A.M. at the offices of Forchelli, Curto, Schwartz, Mineo, Carlino & Cohn, LLP, 330 Old Country Road, Mineola, New York 11501.

      13. CONDITIONS TO CLOSING. This contract and Purchaser's obligation to purchase the Premises are also subject to and conditioned upon the fulfillment of the following conditions precedent:

            (a) The accuracy, as of the date of Closing, of the representations and warranties of Seller made in this contract.

            (b) The delivery by Seller to Purchaser of a certification stating that Seller is not a foreign person, which certification shall be in the form then required by FIRPTA. If Seller fails to deliver the aforesaid certification or if Purchaser is not entitled under FIRPTA to rely on such certification, Purchaser shall deduct and withhold from the purchase price a sum equal to 10% thereof (or any lesser amount permitted by law) and shall at Closing remit the withheld amount with the required forms to the Internal Revenue Service.

            (c) The premises will be delivered vacant at the time of the closing, and broom clean.

            (d) The delivery by the parties of any other affidavits required as a condition of recording the deed.

      14. DEED TRANSFER AND RECORDING TAXES. At Closing, certified or official bank checks payable to the order of the appropriate State, City or County officer in the amount of any applicable transfer and/or recording tax payable by reason of the delivery or recording of the deed or mortgage, if any, shall be delivered by the party required by law or by this contract to pay such transfer and/or recording tax, together with any required tax returns duly executed and sworn to, and such party shall cause any such checks and returns to be delivered to the appropriate officer promptly after Closing. The obligation to pay any additional tax or deficiency and any interest or penalties thereon shall survive Closing.

      15. APPORTIONMENTS AND OTHER ADJUSTMENTS; WATER METER AND INSTALLMENT ASSESSMENTS.

            (a) To the extent applicable, the following shall be apportioned as of midnight of the day before the day of possession:

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            (i) taxes, water charges and sewer rents, on the basis of the fiscal period for which assessed; (ii) fuel;

            (b) If Closing shall occur before a new tax rate is fixed, the apportionment of taxes shall be upon the basis of the tax rate for the immediately preceding fiscal period applied to the latest assessed valuation.

            (c) If there is a water meter on the Premises, Seller shall furnish a reading to a date not more than 30 days before Closing and the unfixed meter charge and sewer rent, if any, shall be apportioned on the basis of such last reading.

            (d) If at the date of Closing the premises are affected by an assessment which is or may become payable in installments, and the first installment is then a lien, or has been paid, then for the purposes of this contract the unpaid installments coming due within sixty (60) days of the closing shall be considered due and shall be paid by Seller at or prior to Closing. All subsequent installments shall be paid by the Purchaser.

            (e) Any errors or omissions in computing apportionments or other adjustments at Closing shall be corrected within a reasonable time following Closing. This subparagraph shall survive Closing.

            (f) For the purpose of making apportionments, it shall be presumed that there are 360 days in each year and 30 days in each month.

      16. ALLOWANCE FOR UNPAID TAXES, ETC. Seller has the option to credit Purchaser as an adjustment to the purchase price with the amount of any unpaid taxes, assessments, water charges and sewer rents, together with any interest and penalties thereon to a date not less than five (5) business days after Closing, provided that official bills therefor computed to said date are produced at Closing.

      17. USE OF PURCHASE PRICE TO REMOVE ENCUMBRANCES. If at Closing there are liens or encumbrances that Seller is obligated to pay or discharge, Seller may use any portion of the cash balance of the purchase price to pay or discharge them, provided Seller shall simultaneously deliver to Purchaser at Closing instruments in recordable form and sufficient to satisfy such liens or encumbrances of record, together with the cost of recording or filing said instruments. As an alternative, Seller may deposit sufficient moneys with the title insurance company employed by Purchaser acceptable to and required by it to assure their discharge, but only if the title insurance company will insure Purchaser's title clear of the matters or insure against their enforcement out of the Premises and will insure Purchaser's Institutional Lender clear of such matters. Upon notice (by telephone or otherwise), given not less than three (3) business days before Closing, Purchaser shall provide separate certified or official bank checks as requested for these matters.

      18. ENVIRONMENTAL INSPECTION.

            (a) Environmental Investigation. Purchaser shall have the right, at its sole expense, to perform an environmental investigation including a Phase I site assessment, underground oil storage tank test, asbestos test, soil test and any follow up of the issues raised in the Phase I site assessment of the premises prepared by Enviro-Sciences and dated September 2000. The results of Purchaser's environmental investigation shall hereinafter be referred as the "Report." Purchaser shall use Enviro-Sciences for such investigation. Purchaser shall provide to Seller a true and accurate copy of the Report upon Purchaser's receipt thereof. If the Report does not indicate the presence of any hazardous materials at concentrations that require remediation under applicable environmental laws, Purchaser shall proceed to Closing. If the Report

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      indicates the presence of hazardous materials at the premises at concentrations that require remediation under applicable environmental laws, then Purchaser shall have the right, in its reasonable discretion, to either (i) terminate this Agreement (in which case the down payment shall be returned to Purchaser upon which this Agreement shall terminate without any further obligation between the parties hereto), or (ii) remediate any such condition, at its sole expense. If Purchaser elects "(ii)" in the foregoing sentence, then the parties shall proceed to Closing and Purchaser shall conduct such remediation as a post-Closing matter. Purchaser shall promptly forward to Seller a true and accurate copy of any subsequent report generated following any such remediation, which obligation shall survive Closing. If Purchaser elects "(i)" above, then notwithstanding such election, Seller may, in its discretion, elect to remediate any such conditions identified in the Report at Seller's cost and expense, in which case Purchaser's aforesaid election to terminate this Contract shall be negated, and Closing shall be delayed to allow Seller to complete such remediation. A subsequent report issued by Enviro-Scienses concluding that the remediation has been completed and no further action is required shall be conclusive evidence of Seller's completion of the remediation, and thereafter, Purchaser shall then proceed to Closing.

            In the event that Purchaser does not begin its environmental investigation within seven (7) days from the receipt of the fully executed contracts, or such action is not completed within forty five (45) days thereof, the Purchaser will be deemed to have waived the provisions of this Paragraph.

            (b) Waiver and Release. Upon Closing, Purchaser, on behalf of itself and its successors, assigns and grantees ("Purchaser Parties") waives the right of Purchaser Parties to recover from, and forever releases and discharges, Seller, Seller's parent, and the affiliates, directors, officers, managers, shareholders, employees and agents of Seller and Seller's parent ("Seller Parties"), for, from and against any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and court costs), whether direct or indirect, known or unknown, foreseen or unforeseen, latent or patent, that may arise on account of or in any way be connected with the Property, the condition of the Property, asbestos-containing materials at the Property, hazardous materials at the Property or any law, regulation, order, decree or directive applicable thereto, including, without limitation, environmental laws. Without limiting the generality of the foregoing, Seller Parties shall have no liability to Purchaser Parties with respect to property conditions under common law, or any federal, state, or local law or regulation, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended, and Purchaser Parties hereby release and waive any and all claims which Purchaser Parties have or may have against Seller Parties with respect to the condition of the Property. Purchaser hereby agrees, represents and warrants that Purchaser recognizes and acknowledges that factual matters now unknown to Purchaser may give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Purchaser nevertheless hereby intends to release, discharge and acquit Seller Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included in the waivers and matters released as set forth above, and that the provisions hereof are material and included as a material portion of the consideration given to Seller by Purchaser in exchange for Seller's performance under this Contract. The provisions of this paragraph "18(b)" shall be included in the Deed and shall run with the land.

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            (c) Purchaser's Indemnity. Purchaser Parties hereby agree to indemnify, defend by legal counsel selected by Purchaser to the reasonable satisfaction of Seller, and hold Seller Parties harmless from and against all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, judgments, costs and expenses (including, without limitation, attorney's fees and court costs), whether direct or indirect, known or unknown, foreseen or unforeseen, latent or patent, arising out of or related to the introduction, deposit or release of any hazardous materials at the Property or violation of any law, regulation, order, decree or directive applicable thereto, including, without limitation, environmental laws following Closing, excluding, however, such violation that is caused by or attributable to Seller or which arises from conditions at the Property present prior to the date of this Contract. The provisions of this paragraph "18 C" shall be included in the Deed and shall run with the land.

      19. TITLE EXAMINATION; SELLER'S INABILITY TO CONVEY; LIMITATIONS OF LIABILITY.

            (a) Purchaser shall order an examination of title in respect of the Premises from a title company licensed or authorized to issue title insurance by the New York State Insurance Department or any agent for such title company promptly after the execution of this contract. Purchaser shall cause a copy of the title report and of any additions thereto to be delivered to the attorney(s) for Seller promptly after receipt thereof.

            (b)(i) If at the date of Closing Seller is unable to transfer title to Purchaser in accordance with this contract, or Purchaser has other valid grounds for refusing to close, whether by reason of liens, encumbrances or other objections to title or otherwise (herein collectively called "Defects"), other than those subject to which Purchaser is obligated to accept title hereunder or which Purchaser may have waived and other than those which Seller has herein expressly agreed to remove, remedy or discharge and if Purchaser shall be unwilling to waive the same and to close title without abatement of the purchase price, then, except as hereinafter set forth, Seller shall have the right, at Seller's sole election, either to take such action as Seller may deem advisable to remove, remedy, discharge or comply with such Defects or to cancel this contract; (ii) if Seller elects to take action to remove, remedy or comply with such Defects, Seller shall be entitled from time to time, upon Notice to Purchaser, to adjourn the date for Closing hereunder for a period or periods not exceeding sixty 60 days in the aggregate (but not extending beyond the date upon which Purchaser's mortgage commitment, if any, shall expire or beyond which it can be extended), and the date for Closing shall be adjourned to a date specified by Seller not beyond such period. If for any reason whatsoever, Seller shall not have succeeded in removing, remedying or complying with such Defects at the expiration of such adjournment(s), and if Purchaser shall still be unwilling to waive the same and to close title without abatement of the purchase price, then either party may cancel this contract by Notice to the other given within ten (10) days after such adjourned date; (iii) notwithstanding the foregoing, the existing mortgage(s) (unless this sale is subject to the same) and any matter created by Seller after the date hereof shall be released, discharged or otherwise cured by Seller at or prior to Closing.

            (c) If this contract is canceled pursuant to its terms, other than as a result of Purchaser's default, this contract shall terminate and come to an end, and neither party shall have any further rights, obligations or liabilities against or to the other hereunder or otherwise, except that:
      (i) Seller shall promptly refund or cause the Escrowee to refund the Downpayment to Purchaser and, unless canceled as a result of Purchaser's default or pursuant to paragraph 8, to reimburse Purchaser for the net cost of examination of title, including any appropriate additional charges related thereto, and the net cost, if actually paid or incurred by Purchaser, for updating the existing survey of the Premises or of a new survey, and (ii) the obligations under paragraph 25

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      shall survive the termination of this contract.

      20. AFFIDAVIT AS TO JUDGMENTS, BANKRUPTCIES, ETC. If a title examination discloses judgments, bankruptcies or other returns against persons having names the same as or similar to that of Seller, Seller shall deliver an affidavit at Closing showing that they are not against Seller.

      21. DEFAULTS AND REMEDIES.

            (a) If Purchaser defaults hereunder, Seller's sole remedy shall be to receive and retain the Downpayment as liquidated damages, it being agreed that Seller's damages in case of Purchaser's default might be impossible to ascertain and that the Downpayment constitutes a fair and reasonable amount of damages under the circumstances and is not a penalty.

            (b) If Seller defaults hereunder, Purchaser shall have such remedies to which Purchaser shall be entitled at law or in equity, including, but not limited to, specific performance.

      22. PURCHASER'S LIEN. All money paid on account of this contract, and the reasonable expenses of examination of title to the Premises and of any survey and survey inspection charges, are hereby made liens on the Premises, but such liens shall not continue after default by Purchaser under this contract.

      23. NOTICES. Any notice or other communication ("Notice") shall be in writing and either

            (a) sent by either of the parties hereto or by their respective attorneys who are hereby authorized to do so on their behalf or by the Escrowee, by registered or certified mail, postage prepaid, or

            (b) delivered in person or by overnight courier, with receipt acknowledged, to the respective addresses given in this contract for the party and the Escrowee, to whom the Notice is to be given, or to such other address as such party or Escrowee shall hereafter designate by Notice given to the other party or parties or their respective attorneys, and the Escrowee pursuant to this paragraph. Each Notice mailed shall be deemed given on the third business day following the date of mailing the same, except that any notice to Escrowee shall be deemed given only upon receipt by Escrowee and each Notice delivered in person or by overnight courier shall be deemed given when delivered.

      24. NO ASSIGNMENT. This contract may not be assigned by Purchaser without the prior written consent of Seller in each instance and any purported assignment(s) made without such consent shall be void except to an affiliate of Seller.

      25. BROKER. Seller and Purchaser each represents and warrants to the other that it has not dealt with any real estate broker in connection with this sale other than HARLOWE REALTY SERVICES, INC. And CUSHMAN & WAKEFIELD ("Broker") and Seller shall pay Broker any commission earned pursuant to a separate agreement between Seller and Broker. Seller and Purchaser shall indemnify and defend each other against any costs, claims and expenses, including reasonable attorneys' fees, arising out of the breach on their respective parts of any representation or agreement contained in this paragraph. The provisions of this paragraph shall survive Closing or, if Closing does not occur, the termination of this contract.

      26. MISCELLANEOUS.

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
            (a) All prior understandings, agreements, representations and warranties, oral or written, between Seller and Purchaser are merged in this contract; it completely expresses their full agreement and has been entered into after full investigation, neither party relying upon any statement made by anyone else that is not set forth in this contract.

            (b) Neither this contract nor any provision thereof may be waived, changed or canceled except in writing. This contract shall also apply to and bind the heirs, distributees, legal representatives, successors and permitted assigns of the respective parties. The parties hereby authorize their respective attorneys to agree in writing to any changes in dates and time periods or other consents or options provided for in this contract as if made between the parties themselves. Absent fraud or bad faith, the attorneys shall have no liability for the exercise of such discretion.

            (c) Any singular word or term herein shall also be read as in the plural and the neuter shall include the masculine and feminine gender, whenever the sense of this contract may require it.

            (d) The captions in this contract are for convenience of reference only and in no way define, limit or describe the scope of this contract and shall not be considered in the interpretation of this contract or any provision hereof.

            (e) This contract shall not be binding or effective until duly executed and delivered by Seller and Purchaser.

            (f) Seller and Purchaser shall comply with IRC reporting requirements, if applicable. This subparagraph shall survive Closing.

            (g) Each party shall, at any time and from time to time, execute, acknowledge where appropriate and deliver such further instruments and documents and take such other action as may be reasonably requested by the other in order to carry out the intent and purpose of this contract. This subparagraph shall survive Closing.

            (h) This contract is intended for the exclusive benefit of the parties hereto and, except as otherwise expressly provided herein, shall not be for the benefit of, and shall not create any rights in, or be enforceable by, any other person or entity.

            (i) All time periods shall begin to run on the date a fully executed counterpart of this agreement is returned to the attorney for the Purchaser.

                              [SIGNATURE TO FOLLOW]

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
IN WITNESS WHEREOF, this contract has been duly executed by the parties hereto.

SELLER:                                      PURCHASER:

WELCOME WAGON INTERNATIONAL, INC.            115 SOUTH SERVICE ROAD, LLC

By: /s/ JACK DENNISON                        By: /s/ JOHN MARCIANO
Name: Jack Dennison                          Name: John Maciano
Title:  COO                                  Title:  Member
Date: 4-26-04                                Date:  4-23-04


ATTORNEY FOR SELLER:                         ATTORNEY FOR PURCHASER:

Forchelli, Curto, Schwartz,                  Certilman Balin
Mineo, Carlino & Cohn, LLP                   90 Merrick Avenue
330 Old Country Road                         East Meadow, NY 11554
Mineola, New York 11501                      ATTN: Howard Stein, Esq.
ATTN:  Brian R. Sahn, Esq.

                                   Schedule A

ALL that certain plot piece or parcel of land, together with the buildings and improvements thereon erected, situated, lying and being in the Village of Westbury, Town of Oyster Bay, County of Nassau, and State of New York, bounded and described as follows:

Beginning at the southwesterly corner therefore, at a stake set in the new northerly side of Jericho Turnpike at the division line between the premises herein described and the land now or formerly of Purcell, Hendy and Kinsella; said beginning point also being distant the following (2) courses and distances from the intersection of the northerly side of Jericho Turnpike with the easterly side of East Greentree Circle:

      1. Easterly along the northerly side of Jericho Turnpike, 849.7 feet more or less;

      2. North 00 degrees 01 minutes 30 seconds west, 27.00 feet to the True Point or Place of Beginning.

Running thence north 0 degrees 01 minutes 30 seconds west along said land of Purcell 704.17 feet to a stake;

Thence south 68 degrees 01 minutes 10 seconds west along said land of Purcell and land now or formerly of Clark, formally Thompson, 163.69 feet to stake;

Thence north 0 degrees 10 minutes 50 seconds east along said land of Clark
284.73 feet to the southerly side of Long Island Expressway Service Road;

Thence north 84 degrees 07 minutes 20 seconds east along the southerly side of Long Island Expressway Service Road, 344.16 feet;

Thence south 0 degrees 01 minutes 30 seconds east, 514.14 feet to a stake and land now or formally of Edgewood Hotel;

Thence south 68 degrees 24 minutes 40 seconds west along land now or formally of the Edgewood Hotel, 144.08 feet to a stake;

Thence south 0 degrees 18 minutes 40 seconds west along said land now or formally of the Edgewood Hotel 370.67 feet to a stake on the northerly side of Jericho Turnpike;

Thence south 55 degrees 40 minutes 18 seconds west along the new northerly side of Jericho Turnpike, 60.79 feet to the Point Place of beginning.

For information only:  Section 17, Block 16, Lot 25

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                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, 115 SOUTH SERVICE ROAD, LLC, a limited liability company having an address at 760 Jericho Turnpike, Woodbury, New York 11590 ("Assignor") hereby grants and assigns to LONG ISLAND WEST FAMILY, LLC, a New York limited liability company having an address at c/o PJC REALTY LLC, 184 East Main Street, Babylon, New York 11702 ("Assignee") all of the right, title and interest of Assignor under or in connection with that certain Contract of Sale ("Sales Agreement") dated April 23, 2004 (attached hereto), by and between Assignor and WELCOME WAGON INTERNATIONAL, INC., a New York corporation ("Seller"), including, without limitation, all right, title and interest of the Assignor in the escrow deposit made pursuant to the Sales Agreement (the "Escrow Fund").

      Assignee hereby assumes and agrees to perform all of the Assignor's obligations and liabilities under or in connection with the Sales Agreement, including, without limitation, all obligations and liabilities in connection with (i) the Escrow Fund and (ii) Paragraph "18" of the Sales Agreement. Further, Assignor agrees that it shall remain jointly and severally liable for all such obligations and liabilities.

      This Assignment shall be binding on and shall inure to the benefit of the parties hereto, and shall inure to the benefit of the Seller and its successors and assigns. This Assignment may not be amended, terminated or assigned without the prior written consent of the Seller in Seller's sole discretion.

      IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement in Mineola, New York as of July 28, 2004.

ASSIGNOR                                ASSIGNEE

115 SOUTH SERVICE ROAD, LLC             LONG ISLAND WEST FAMILY, LLC


By: /s/ JOHN MARCIANO                   By: /s/ PATRICK J. CONSALVAS
        John Marciano                           Patrick J. Consalvas
Title:  Member                          Title: Manager
       -------------------------               -----------------------------

      The undersigned Seller in the Sales Agreement referred to in the foregoing Assignment and Assumption Agreement, hereby approves and consents to the foregoing assignment of the Assignor's interest in the Sales Agreement and the Escrow Fund to the Assignee.

WELCOME WAGON INTERNATIONAL, INC.
a New York corporation

By: /s/ LEW BELOTE                          Dated:  7/28/04

Title:  Treasurer                           Place:  Westlake Village, CA

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